EXHIBIT 5
Opinion of Counsel

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street - 11th Floor Detroit MI 48226	Farmington Hills 32300 Northwestern Highway - Suite 230 Farmington Hills MI 48334 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525

Walter S. Foster
  1878-1961
Richard B. Foster
  1908-1996
Theodore W. Swift
  1928-2000
John L. Collins
  1926-2001

Webb A. Smith
Allan J. Claypool
Gary J. McRay
Stephen I. Jurmu
Scott A. Storey
Charles A. Janssen
Charles E. Barbieri
James B. Jensen, Jr.
Scott L. Mandel

Michael D. Sanders
Brent A. Titus
Stephen J. Lowney
Jean G. Schtokal
Brian G. Goodenough
Matt G. Hrebec
Melissa J. Jackson
Nancy L. Kahn
Deanna Swisher
Thomas R. Meagher
Doug A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Bruce A. Vande Vusse
Lynwood P. VandenBosch
Lawrence Korolewicz

James B. Doezema
Anne M. Seurynck
Richard L. Hillman
Steven L. Owen
John P. Nicolucci
Michael D. Homier
Randall L. Harbour
David M. Lick
Scott H. Hogan
Richard C. Kraus
Benjamin J. Price
Ronald D. Richards, Jr.
Frank T. Mamat
Michael R. Blum
Norman E. Richards
Jonathan J. David
Frank H. Reynolds
Pamela C. Dausman

Andrew C. Vredenburg
John M. Kamins
Jack A. Siebers
Julie I. Fershtman
Todd W. Hoppe
Iris K. Linder
Jennifer B. Van Regenmorter
Thomas R. TerMaat
Samuel J. Frederick
Frederick D. Dilley
John W. Inhulsen
Alexander A. Ayar
David R. Russell
Zachary W. Behler
Joshua K. Richardson
Joel C. Farrar
Seth A. Drucker
Laura J. Genovich

Liza C. Moore
Glen A. Schmiege
Gilbert M.Frimet
Mark J. Colon
Paul D. Yared
Ryan E. Lamb
Karl W. Butterer, Jr.
Lisa J. Hamameh
Barbra E. Homier
Anna K. Gibson
Nichole J. Derks
Patricia J. Scott
Lindsey E. Bosch
Nicholas M. Oertel
Nicole E. Stratton
Mindi M. Johnson
Lauren B. Dunn
Alicia W. Birach
Archana R. Rajendra Ray H. Littleton, II Joseph J. Viviano John W. Mashni Adam A. Fadly Allison M. Collins Leslie A. Dickinson Julie C. LaVille Emory D. Moore Michael C. Zahrt Of Counsel Erica E.L. Huddas

Writer's Direct Phone:	(517) 371-8256	Fax:	(517) 371-8200	Reply To:	Lansing	E-Mail:	mhrebec@fosterswift.com

March 12, 2015

Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, MI 48858

Ladies and Gentlemen:

RE:	Isabella Bank Corporation
Registration Statement on Form S-3

You have requested our opinion as counsel to Isabella Bank Corporation, a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 350,000 shares of Isabella Bank Corporation common stock to be issued to stockholders in connection with the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.

Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

1.     The Corporation has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.

2.     The 350,000 shares of common stock covered by the Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.

This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Opinion”.

FOSTER, SWIFT, COLLINS & SMITH, P.C.

/s/ Foster, Swift, Collins & Smith, P.C.